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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2004 Date of Report (Date of earliest event reported)

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-30675	73-1561191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1723 S. Boston Ave Tulsa, Oklahoma 74119
(Address of principal executive offices including zip code)

(918) 592-0015
Registrant's telephone number, including area code

None
(Former name or former address, if changed since last report.)

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ITEM 7.       FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description
99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

EnXnet, Inc. announces it has filed for International Patent rights under the Patent Cooperation Treaty (PCT) for its Electronic Article Surveillance (EAS) tag technology. These products are designed specifically for embedding EAS tags, including RFID, in optical disc products such as digital video discs (DVD's) and compact discs (CD's) during the manufacturing process. The Company decided to file for International Patent protection under the Patent Cooperation Treaty (PCT) due to the significant interest in the technology shown by several Fortune 100 companies with global operations.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of May, 2004.

ENXNET, INC. (Registrant)
BY:	/s/ Ryan Corley
Ryan Corley President, Principal Executive Officer, Principal Financial Officer, Treasurer, and a member of the Board of Directors.